CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders Oppenheimer Global Strategic Income Fund:

We consent to the use of our report dated November 18, 2011, with respect to the financial statements and financial highlights of Oppenheimer Global Strategic Income Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

                         /s/ KPMG LLP

                         -------------------------
                         KPMG LLP

Denver, Colorado

January 24, 2012